UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 12, 2006 (July 7, 2006)

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 12, 2006, St. Mary Land & Exploration Company (“the Company” or “St. Mary”) issued a press release which announced that Mr. Julio M. Quintana has been appointed to the Company’s Board of Directors. A copy of the press release is filed as Exhibit 99.1 to this report.

Julio M. Quintana, 46, has been appointed to serve as a director of the Company. Mr. Quintana was appointed to the Board on July 7, 2006 and he is appointed to fill the new directorship until the next annual meeting of the Company’s stockholders, or until his successor is elected and qualified or until his earlier resignation or removal. With the addition of Mr. Quintana, the Board of Directors will have eight members.

Mr. Quintana is the President and Chief Executive Officer of TESCO Corporation, an oilfield drilling technology company, oilfield service and equipment supplier. Prior to his appointment to his current position in September 2005, he served as Executive Vice President and Chief Operating Officer at TESCO. From 1999 to 2004, Mr. Quintana was employed at Schlumberger as the VP – Integrated Project management in 2003 and 2004 and was the VP- Exploitation for North and South America in 2002 and 2003 and the VP – Marketing for North and South America in 2002 and 2001. Mr. Quintana began his career at Unocal Corporation where he spent 20 years working in various engineering and leadership roles. He has a Bachelor of Science degree in mechanical engineering from the University of Southern California.

St. Mary Land & Exploration Company utilizes the services of TESCO Corporation and its subsidiary companies. This business relationship has all been conducted on commercial terms at arms length. During 2006 to date, 2005, 2004, and 2003, St. Mary has made payments to TESCO Corporation and its subsidiaries of approximately $1 million, $700,000, $700,000, and $400,000, respectively, in each period.

Mr. Quintana is deemed to be an independent director within the meaning of the Securities Exchange Act of 1934, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this report:

Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated July 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date: July 12, 2006	By: /S/ DAVID W. HONEYFIELD
David W. Honeyfield
Vice President – Chief Financial Officer, Secretary
and Treasurer